Exhibit 16.1

July 30, 2008

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

RE:   Network CN, Inc.
File Ref. No.  000-30264

Dear Sir or Madam:

We have read the statements about Network CN, Inc. included under Item 4.01 in the Form 8-K, dated July 30, 2008 of Network CN Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements.

Regards,

WEBB & COMPANY, P.A.
Certified Public Accountants

1501 Corporate Drive, Suite 150  ●  Boynton Beach, FL 33426
Telephone: (561) 751-1721  ●  Fax: (561) 734-8562
www.cpawebb.com